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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 6, 2003
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.    Press Release re Election of New Director, Record Date and Meeting for 2003 Annual Meeting and Deadline for Notice of Director Nominations and Bringing Other Business to the Meeting.

        On May 7, 2003, we issued a press release announcing (1) the election of Robert Nakasone as a director, (2) that our 2003 annual meeting of shareholders will be held on July 23, 2003 and (3) that shareholders of record as of June 2, 2003, will be entitled to vote at the meeting. Because the 2003 annual meeting will be held more than 30 days prior to the anniversary of last year's meeting, we also announced that, pursuant to our bylaws, (a) if a shareholder wishes to transact any business or (b) propose a nominee or nominees for director at the 2003 annual meeting, his or her notice to our Secretary must be delivered to or mailed and received at our headquarters, at 3820 State Street, Santa Barbara, CA 93105, fax number (805) 563-7085, in proper written form by the close of business on May 19th, 2003. We also reported that the deadline for shareholder proposals for the 2003 annual meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, expired on April 16, 2003. A copy of the press release is attached as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ STEPHEN D. FARBER Stephen D. Farber Chief Financial Officer

Date: May 7, 2003

EXHIBIT INDEX

99.1
Press Release issued on May 7, 2003.

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ITEM 5. Press Release re Election of New Director, Record Date and Meeting for 2003 Annual Meeting and Deadline for Notice of Director Nominations and Bringing Other Business to the Meeting.